Exhibit 10.37

Effective date: 1 January 2024

LETTER – TERMINATION OF SECONDMENT AGREEMENT AND PAYMENT OF OUTSTANDING REIMBURSEMENT SUM

1.	We, Ripple Markets APAC Pte. Ltd. (“Ripple” or “we”), refer to the following:

(a)	the secondment agreement dated 29 November 2021 between Ripple Labs Singapore Pte. Ltd. (which has since amalgamated into Ripple Markets APAC Pte. Ltd. on 1 October 2023), Tranglo Sdn Bhd (“TSB”) and Tranglo Pte. Ltd. (“Company”) (and as amended by the side letter dated 27 June 2023) (collectively, the “Secondment Agreement”); and

(b)	the invoice no. INV21-23 dated 15 January 2024 for the sum of US$ 800,000, being the outstanding reimbursement sum under the Secondment Agreement for the period on and from 29 November 2021 up and including 28 November 2023, due from the Company to Ripple (the “Outstanding Reimbursement Sum”). For the avoidance of doubt, no reimbursement sum under the Secondment Agreement is payable by the Company to Ripple for the period on and from 29 November 2023 up to and including 31 December 2023.

2.	Each of Ripple, TSB, and the Company is a “Party” to this Letter and collectively the “Parties”. Capitalised terms used herein shall, unless the context otherwise requires, bear the same meanings as ascribed in the Secondment Agreement.

3.	Notwithstanding anything to the contrary under the Secondment Agreement, Parties agree that the Secondment Agreement shall be deemed terminated effective as of 1 January 2024 (the “Cessation Date”), such that Lisa Kienzle (“Secondee”)’s secondment as Ripple Executive Officer of the Company shall be deemed to have ceased as of the Cessation Date. Parties acknowledge that the Secondee’s current roles, responsibilities, or any employment terms and conditions with Ripple shall remain unchanged and shall remain as a matter between her and Ripple, in accordance with the terms of her Employment Agreement.

4.	The Company agrees to and shall pay Ripple the Outstanding Reimbursement Sum in the following manner:

Payment Due Date	Amount Due (US$)
1 February 2024	100,000
1 March 2024	100,000
1 April 2024	150,000
1 May 2024	150,000
1 June 2024	150,000
1 July 2024	150,000

5.	Nothing in this Letter shall be construed as a waiver of any of Ripple’s rights, powers, discretions or remedies under or pursuant to the Secondment Agreement.

6.	This Letter supersedes any other agreement, letter, correspondence (oral or written or expressed or implied) entered into prior to this Letter in respect of the matters dealt with in this Letter.

7.	This Letter may be signed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

8.	(a)	This Letter shall be governed by and construed in accordance with the laws of Singapore.

(b)	In the event of any dispute arising out of or in connection with this Letter or any document or transaction in connection with this Letter (including any dispute or claim relating to (i) the existence or validity of this Letter and (ii) any non-contractual obligations arising out of or in connection with this Letter) (“Dispute”), such Dispute shall be referred to and finally resolved by arbitration in Singapore in accordance with the Arbitration Rules of the Singapore International Arbitration Centre (the “Rules”) for the time being in force, which rules are deemed to be incorporated by reference. The seat of the arbitration shall be Singapore. The tribunal shall consist of one (1) arbitrator to be appointed in accordance with the Rules. The language of the arbitration shall be English and the decision of the arbitrator shall be final and binding on the Parties. The arbitration agreement shall be governed by the Laws of the Republic of Singapore. This clause 8 shall not affect the right of either Party to seek such urgent interlocutory relief and the Parties agree irrevocably and unconditionally to submit to the nonexclusive jurisdiction of the courts of Singapore.

For and on behalf of

Ripple Markets APAC Pte. Ltd.

Title:	Director
Name:	Sameer Dhond

Acknowledged and agreed

We hereby confirm our acknowledgment and agreement to the terms of this Letter.

For and on behalf of

TRANGLO PTE. LTD.

Title:	Group CEO
Name:	Jacky Lee

Acknowledged and agreed

We hereby confirm our acknowledgment and agreement to the terms of this Letter.

For and on behalf of

TRANGLO SDN BHD

Title:	Group CEO
Name:	Jacky Lee